Exhibit 10.1

LEASE AGREEMENT

BY AND BETWEEN

BRITPHIL & CO. (US) LTD.,

A CALIFORNIA CORPORATION

AND

LIONBRIDGE TECHNOLOGIES, INC.

A DELAWARE CORPORATION

DATED TO BE EFFECTIVE AS OF

JULY 7,2006

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23.	Tenant’s Default	28

24.	Landlord’s Remedies	29

25.	Landlord’s Right to Perform Tenant’s Obligations	32

26.	Attorneys’ Fees	32

27.	Taxes	33

28.	Effect of Conveyance	33

29.	Tenant’s Estoppel Certificate	33

30.	Subordination	33

31.	Environmental Covenants	34

32.	Notices	36

33.	Waiver	36

34.	Holding Over	37

35.	Successors and Assigns	37

36.	Time	37

37.	Brokers	37

38.	Limitation of Liability	37

39.	Financial Statements	38

40.	Rules and Regulations	38

41.	Mortgagee Protection	38

42.	Relocation	39

43.	Entire Agreement	40

44.	Interest	40

45.	Governing Law; Construction	40

46.	Representations and Warranties	40

47.	Name of Building	41

48.	Security	41

49.	Jury Trial Waiver	41

50.	Recordation	42

51.	Right to Lease	42

52.	Force Majeure	42

53.	Renewal Option	42

54.	Termination Option	44

55.	Condition Precedent	44

Exhibit

A	Diagram of the Premises

B	Commencement Date Memorandum

C	Form of Estoppel Certificate

D	Rules and Regulations

BASIC LEASE INFORMATION

Lease Date:	July 7, 2006

Tenant:	LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation

Tenant’s Address:	160 Pine Street, Suite 300 San Francisco, California 94111

Landlord:	BRITPHIL & CO. (US) LTD., a California corporation

Landlord’s Address:	160 Pine Street, Fifth Floor San Francisco, California 94111

All notices sent to Landlord under this Lease shall be sent to the above address, with copies to:

Trammell Crow Company Four Embarcadero Center, Suite 700 San Francisco, California 94111 Attention: Property Manager, 160 Pine Street

Payments to: Britphil – 160 Pine Street File #74284 P.O. Box 60000 San Francisco, California 94160

Premises:	Approximately five thousand three hundred sixty-seven (5,367) rentable square feet comprising Suite 300 on the Third Floor.

Building	160 Pine Street San Francisco, California 94111

Permitted Use:	General Office and Administration

Estimated Commencement Date:	August 15, 2006

Length of Term:	Sixty (60) months

Option to Extend	One (1) three (3) year option to extend

Base Rent:

Months	Annual Base Rate Per Square Foot	Monthly Base Rent
1 - 12	$24.00	$10,734.00
13 - 24	$25.00	$11,181.25
25 - 36	$26.00	$11,628.50
37 - 48	$27.00	$12,075.75
49 - 60	$28.00	$12,523.00

Security Deposit:	Thirty-Seven Thousand Five Hundred Sixty-Nine Dollars ($37,569.00)

Prepaid Base Rent:	Ten Thousand Seven Hundred Thirty-Four Dollars ($10,734.00)

Tenant’s Proportionate Share:	5.93%

Broker(s):	Landlord: GVA Whitney Cressman
Tenant: Grubb & Ellis Company

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease Section pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

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LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda attached hereto, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the “Lease”.

1. DEMISE In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”) together with the Furnishings described below, upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2. PREMISES AND FURNISHINGS The Premises demised by this Lease is located in that certain Building (the “Building”) specified in the Basic Lease Information. The Premises has the address and contains the approximate square footage specified in the Basic Lease Information which Tenant acknowledges reflects a load factor; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and, except as expressly set forth in Paragraphs 4(c)(iii) and 4(c)(v) below, no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. For purposes of this Lease, the term “Common Areas” shall mean all areas and facilities outside the Premises and within the exterior boundary line of the Building that are, from time to time, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Building and their respective employees, guests and invitees.

During the Term (as defined in Paragraph 3 below) of this Lease, Tenant shall have the right to use the cubicles and work stations (collectively, “Furnishings”) located within the Premises on the Commencement Date (as defined in Paragraph 3 below); provided, however, that Tenant shall surrender the Furnishings to the Landlord upon the expiration or earlier termination of the Term of this Lease in the manner and condition provided in Paragraph 10 below.

Landlord has the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas and/or the Building, including, without limitation, changes in the location, size, shape and number of entrances, hallways, corridors, lobby areas and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) add additional improvements to the Common Areas or remove existing improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or any portion thereof; and (e) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas and/or the Building as Landlord may, in its sole discretion, deem to be appropriate. Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building.

No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

3. TERM The term of this Lease (the “Term”) shall be for the period of approximately sixty (60) months, commencing on the date (the “Commencement Date”) which is the earliest to occur of (i) the date the Tenant Improvements (as defined in Paragraph 9(a) below) are approved by the appropriate governmental agency as being in accordance with its building code and the building permit issued for such improvements, as evidenced by the issuance of a final building inspection approval; or (ii) the date Landlord’s architect and general contractor have both certified in writing to Tenant that the Tenant Improvements have been substantially completed in accordance with Paragraph 9(a) below; or (iii) the date Tenant commences occupancy of the Premises for the purposes of conducting its business therein, or (iv) in the event of any Tenant Delay (as defined in Paragraph 9(a) below), the date on which Landlord could have tendered possession of the Premises in accordance with either clause (i) or clause (ii) above had there been no such Tenant Delay. The Term of this Lease shall expire on the date (the “Expiration Date”) which is the last day of the sixtieth (60th) full calendar month following the Commencement Date. If the actual Commencement Date, as determined pursuant to the foregoing, is a date other than the Estimated Commencement Date, then Landlord and Tenant shall promptly execute a Commencement and Expiration Date Memorandum in the form attached hereto as Exhibit B, wherein the parties shall specify the Commencement Date and the Expiration Date of this Lease. Notwithstanding anything to the contrary herein, if for any reason whatsoever, Landlord cannot tender possession of the Premises to Tenant on or before the Estimated Commencement Date, then this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees, or independent contractors (collectively, “Landlord’s Agents”), be liable to Tenant for any loss or damage resulting therefrom; provided, however, that in the event Landlord fails to tender possession of the Premises to Tenant on or before October 31, 2006, Tenant shall have the right to terminate this Lease upon written notice to Landlord delivered on or before November 15, 2006, provided, further that Tenant’s failure to deliver such written notice on or before November 15, 2006 shall constitute a waiver of such right of termination and thereupon the Lease shall remain in full force and effect irrespective of Landlord’s failure to tender possession of the Premise to Tenant within the time specified above.

Notwithstanding the foregoing, Landlord shall permit Tenant and Tenant’s agents and contractors to enter the server room portion of the Premises during the period between the mutual execution and delivery of the Lease and the Commencement Date solely for the purpose of performing connectivity testing within the Premises; provided, however, that such access shall (i) be granted only after reasonable prior notice (but in no event less than forty-eight (48) hours prior notice) to Landlord of the time and date of such access, (ii) be subject to all of the terms and conditions of this Lease (including, without limitation, the obligation to comply with the provisions of Paragraph 11 below), with the exception of the obligation to pay Base Rent and Additional Rent hereunder, and (iii) Tenant shall not be permitted to conduct business from the Premises until after the Commencement Date has occurred.

Notwithstanding the foregoing, Landlord shall permit Tenant and Tenant’s agents and contractors to enter the Premises during the fourteen (14) day period prior to the Commencement Date solely for the purpose of installing Tenant’s cabling, telephone systems, furniture and other business equipment; provided, however, that such access shall (i) be granted only after reasonable prior notice (but in no event less than forty-eight (48) hours prior notice) to Landlord of the time and date of such access, (ii) be subject to all of the terms and conditions of this Lease (including, without limitation, the obligation to comply with the provisions of Paragraph 11 below), with the exception of the obligation to pay Base Rent and Additional Rent hereunder, and (iii) Tenant shall not be permitted to conduct business from the Premises until after the Commencement Date has occurred.

4. RENT

(a) Base Rent. Tenant shall pay to Landlord, in advance on the first day of each month during the Term, without further notice or demand and without abatement offset, rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”). Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit and Prepaid Base Rent specified in the Basic Lease Information. The Prepaid Base Rent shall be applied toward Base Rent for the first month of the Term.

(b) Additional Rent. During the Term, in addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent, in accordance with this Paragraph 4, (i) Tenant’s Proportionate Share of the total dollar increase, if any, in Operating Expenses (as defined below) attributable to each Computation Year (as defined below) over Base Operating Expenses (as defined below), (ii) Tenant’s Proportionate Share of the total dollar increase, if any, in Insurance Expenses (as defined below) attributable to each Computation Year over Base Insurance Expenses (as defined below), (iii) Tenant’s Proportionate Share of the total dollar increase, if any, in Utility Expenses (as defined below) attributable to each Computation Year over Base Utility Expenses (as defined below), and (iv) Tenant’s Proportionate Share of the total dollar increase, if any, in Taxes (as defined below) attributable to each Computation Year over Base Taxes (as defined below). As used herein, the term “Additional Rent” shall collectively refer to Tenant’s Proportionate Share of Operating Expenses, Insurance Expenses, Utility Expenses and Taxes as set forth in this Paragraph 4(b).

(i) As used in this Lease, the following terms shall have the meanings specified:

(A) “Operating Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises and/or the Building or any part thereof, including, without limitation, all the following items:

(1) Common Area Operating Expenses. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, and further including, without limitation, supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, signs and directories on the Building, amenities, sidewalks, walkways, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Building or any part thereof is a member or to which the Building or any part thereof is subject.

(2) Public Transportation Expenses. Any transportation charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building, and the cost of maintaining any public transit system, vanpool, or other public or semi-public transportation imposed upon Landlord’s ownership and operation of the Building, if any.

(3) Maintenance and Repair Costs. All costs to maintain, repair, and replace the Premises and/or the Building or any part thereof and the personal property used in conjunction therewith, including, without limitation, (a) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, (b) all costs to maintain, repair and replace the roof coverings of the Building or any part thereof, (c) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, sewer, drainage, electrical, fire protection, escalator, elevator, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises and/or the Building or any part thereof (collectively, the “Systems”), provided, that the term “Systems” shall not include the Server Room HVAC Unit (as such term is defined in Paragraph 5(a) below), (d) the cost of all cleaning and janitorial services and supplies, the cost of window glass replacement and repair, and (e) the cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building.

(4) Life Safety Costs. All costs to install, maintain, repair and replace all life safety systems, including, without limitation, all fire alarm systems, serving the Premises and/or the Building or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise.

(5) Management and Administration. All costs for management and administration of the Premises and/or the Building or any part thereof, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for all employees and contractors engaged in the management, operation, maintenance, repair and protection of the Building (whether located at the Building or off-site), payroll taxes and legal and accounting costs, fees for licenses and permits related to the ownership and operation of the Building, and office rent for the Building management office (or the rental value of such office if it is located within the Building).

Notwithstanding anything in this Paragraph 4(b) to the contrary, (i) Insurance Expenses, Utility Expenses and Taxes shall not be deemed to constitute “Operating Expenses” for purposes of this Paragraph 4(b)(i)(A), and (ii) with respect to all sums payable by Tenant as Additional Rent under this Paragraph 4(b) for the replacement of any item or the construction of any new item in connection with the physical operation of the Premises or the Building or any part thereof (i.e., HVAC and roof membrane or coverings) which is a capital item the repair or replacement of which would be capitalized under generally accepted commercial real estate accounting practices, Tenant shall be required to pay only its Proportionate Share(s) of the pro rata share of the cost of the item falling due within the Term based upon the amortization of the same over the useful life of such item, as reasonably determined by Landlord.

(B) “Insurance Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the obtaining of insurance on the Premises and/or the Building or any part thereof or interest therein, including, without limitation, premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole discretion, and any deductibles paid under policies of any such insurance. The foregoing shall not be deemed an agreement by Landlord to carry any particular insurance relating to the Premises or Building.

(C) “Utility Expenses” means the cost imposed by the applicable service provider of all electricity, water, gas, sewers, oil and other utilities (collectively, “Utilities”), including any surcharges imposed, serving the Premises and the Building or any part thereof that are not separately metered to Tenant or any other tenant, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises or the Building or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises and/or the Building, as contemplated in Paragraph 5 below.

(D) “Taxes” means all real estate taxes and assessments, which shall include any form of tax, assessment (including any special or general assessments and any assessments or charges for Utilities or similar purposes included within any tax bill for the Building or any part thereof, including, without limitation, entitlement fees, allocation unit fees and/or any similar fees or charges), fee, license fee, business license fee, levy, penalty (if a result of Tenant’s delinquency), sales tax, rent tax, occupancy tax or other tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is determined by the area of the Premises and/or the Building or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, (i) any gross income or excise tax levied by any of the foregoing authorities, with respect to receipt of Rent and/or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises and/or the Building or any part thereof, (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises and/or the Building; and (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises and/or the Building, whether or not now customary or within the contemplation of the parties. “Taxes” shall also include legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for the purposes of this Lease.

(E) “Base Year” shall mean the calendar year ending December 31, 2007.

(F) “Base Operating Expenses” shall mean the amount of Operating Expenses applicable to the Base Year.

(G) “Base Insurance Expenses” shall mean the amount of Insurance Expenses applicable to the Base Year.

(H) “Base Taxes” shall mean the amount of Taxes applicable to the Base Year.

(I) “Base Utility Expenses” shall mean the amount of Utility Expenses applicable to the Base Year.

(J) “Computation Year” shall mean each twelve (12) consecutive month period commencing January 1 of each year during the Term following the Base Year, provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Proportionate Share of Operating Expenses over Base Operating Expenses, of Insurance Expenses over Base Insurance Expenses, of Utility Expenses over Base Utility Expenses, and of Taxes over Base Taxes shall be equitably adjusted for the Computation Years involved in any such change.

(c) Payment of Additional Rent.

(i) Within ninety (90) days of the end of the Base Year and each Computation Year or as soon thereafter as practicable, Landlord shall give to Tenant notice of Landlord’s estimate of the total amounts that will be payable by Tenant under Paragraph 4(b) for the following Computation Year, and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord determines that the amounts payable under Paragraph 4(b) for the current Computation Year will vary from Landlord’s estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate. By April 1 of each calendar year following the initial Computation Year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior Computation Year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year is less than the actual Additional Rent chargeable to Tenant for such prior Computation Year, then Tenant shall pay the difference in a lump sum within thirty (30) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior Computation Year shall, at Landlord’s option, be either credited towards the Additional Rent next due or returned to Tenant in a lump sum payment within thirty (30) days after delivery of such statement.

(ii) Landlord’s then-current annual operating and capital budgets for the Building or the pertinent part thereof shall be used for purposes of calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Even though the Term has expired and Tenant has vacated the Premises, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided; provided, however, that Landlord shall provide a final accounting to Tenant on or before the date which is six (6) months following the last day of the calendar year in which the Term of this Lease expires.

(iii) With respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Building as a whole or to only a portion of the Building, Tenant’s “Proportionate Share” shall be, with respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Building as a whole, the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building and, with respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to only a portion of the Building, a percentage calculated by Landlord from time to time in its sole discretion and furnished to Tenant in writing, in either case as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or otherwise. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Proportionate Share for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building or that varies with the occupancy of the Building. Without limiting the generality of the foregoing, Tenant understands and agrees that Landlord shall have the right to adjust Tenant’s Proportionate Share of any Utility Expenses based upon Tenant’s use of the Utilities or similar services as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such Utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with

Tenant’s use of such Utilities and similar services. If Tenant disputes any such estimate or determination of Utility Expenses, then Tenant shall either pay the estimated amount or, with the prior written approval of Landlord, which approval may be given or withheld in Landlord’s sole and absolute discretion, cause the Premises to be separately metered at Tenant’s sole expense.

(iv) In the event the average occupancy level of the Building for the Base Year and/or any subsequent Computation Year is not one hundred percent (100%) of full occupancy, then the Operating Expenses for such year shall be apportioned among the tenants by the Landlord to reflect those costs which would have occurred had the Building been one hundred percent (100%) occupied during such year.

(v) Without limiting the terms of Paragraph 4(c)(iii) above, Landlord reserves the right from time to time to remeasure the Premises and/or the Building in accordance with the current or revised standards promulgated from time to time by the Building Owners and Managers Association (BOMA) or the American National Standards Institute or other generally accepted measurement standards utilized by Landlord and to thereafter adjust the Proportionate Share of Tenant and any other affected tenants of the Building.

(d) General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, including, without limitation, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 44 below, are referred to as the “Rent”. All Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America. Checks are to be made payable to Britphil & Co (US) LTD. and shall be mailed to Landlord’s address for payments listed in the Basic Lease Information or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.

5. UTILITIES AND SERVICES

(a) From 8:00 a.m. to 6:00 p.m. on weekdays (excluding holidays) (“Normal Business Hours”), Landlord shall furnish to the Premises electricity for lighting and operation of low-power usage office machines, water, heat and air conditioning, and elevator service; provided, however, that services to the server room HVAC unit within and servicing the server room located in the Premises (the “Server Room HVAC Unit”) shall not be provided as a part of basic services and the cost thereof shall be payable by Tenant as provided in Paragraph 5(b) below. During all other hours, Landlord shall furnish such service except for heat and air conditioning. Landlord shall provide janitorial services for the Premises on weekdays (excluding holidays) as determined reasonably necessary by Landlord. Tenant shall separately arrange with, and pay directly to, the applicable local public authorities or utilities, as the case may be, for the furnishing, installation and maintenance of all telephone services and equipment as may be required by Tenant in the use of the Premises. Landlord shall not be liable for any damages resulting from interruption of, or Tenant’s inability to receive such service, and any such inability shall not relieve Tenant of any of its obligations under this Lease. If at any time during the Term Landlord shall determine that installation of a separate electrical meter for the Premises is necessary or desirable as a result of Tenant’s electrical usage, Tenant shall pay the cost of installing and maintaining such meter and the cost of Tenant’s electrical usage as measured by such meter. As used herein, the term “holidays” shall mean those holidays specified by the laws of the United States or the State of California and all holidays to which maintenance employees of the Building are entitled from time to time under their union contract or other agreement.

(b) If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and the cost of such services as established by Landlord shall be paid by Tenant as Rent, payable concurrently with the next installment of Base Rent. In connection with the foregoing, Tenant acknowledges that the Server Room HVAC Unit shall be separately metered and Tenant shall pay the cost of operating such Server Room HVAC Unit as measured by such meter.

(c) Without limiting the terms of Paragraph 5(a) above, Tenant acknowledges that Landlord has contracted with Pacific Gas and Electric Company to provide electricity for the Building, and that Landlord reserves the right to change the provider of such service at any time and from time to time in Landlord’s sole discretion (any such provider being referred to herein as the “Electric Service Provider”). Tenant shall obtain and accept electrical service for the Premises only from and through Landlord, in the manner and to the extent expressly provided in this Lease, at all times during the term of this Lease, and Tenant shall have no right (and hereby waives any right Tenant may otherwise have) (i) to contract with or otherwise obtain any electrical service for or with respect to the Premises or Tenant’s operations therein from any provider of electrical service other than the Electric Service Provider, or (ii) to enter into any separate or direct contract or other similar arrangement with the Electric Service Provider for the provision of electrical service to Tenant at the Premises. Tenant shall cooperate with Landlord and the Electric Service Provider at all times to facilitate the delivery of electrical service to Tenant at the Premises and to the Building, including, without limitation, allowing Landlord and the Electric Service Provider, and their respective agents and contractors, (A) to install, repair, replace, improve and remove any and all electric lines, feeders, risers, junction boxes, wiring, and other electrical equipment, machinery and facilities now or hereafter located within the Building or the Premises for the purpose of providing electrical service to or within the Premises or the Building, and (B) reasonable access for the purpose of maintaining, repairing, replacing or upgrading such electrical service from time to time. Tenant shall provide such information and specifications regarding Tenant’s use or projected use of electricity at the Premises as shall be required from time to time by Landlord or the Electric Service Provider to efficiently provide electrical service to the Premises or the Building. In no event shall Landlord be liable or responsible for any loss, damage, expense or liability, including, without limitation, loss of business or any consequential damages, arising from any failure or inadequacy of the electrical service being provided to the Premises or the Building from any cause whatsoever, whether resulting from any change, failure, interference, disruption, or defect in the supply or character of the electrical service furnished to the Premises or the Building, arising from the partial or total unavailability of electrical service to the Premises or the Building, or otherwise; nor shall any such failure, inadequacy, change, interference, disruption, defect or unavailability constitute an actual or constructive eviction of Tenant, or entitle Tenant to any abatement or diminution of Rent or otherwise relieve Tenant from any of its obligations under this Lease.

(d) Tenant acknowledges that the Premises and/or the Building may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company,

governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises and/or the Building, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed, by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.

(e) Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises or the Building.

(f) Landlord makes no representation with respect to the adequacy or fitness of the air-conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, other than normal fractional horsepower office equipment, and Landlord shall have no liability for loss or damage in connection therewith. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, equipment or lighting other than Building-Standard (as defined in Paragraph 9(a) below) lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system, as supplemented by the Server Room HVAC Unit, or increase the water normally furnished for the Premises by Landlord pursuant to the terms of this Paragraph 5. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. Tenant shall not use water or heat or air conditioning in excess of that normally supplied by Landlord. Tenant’s consumption of electricity shall not exceed the Building’s capacity considering all other tenants of the Building.

6. LATE CHARGE Notwithstanding any other provision of this Lease to the contrary, Tenant hereby acknowledges that late payment to Landlord of Rent or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within five (5) days after their due date, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

INITIALS:	?	?
	Landlord	Tenant

7. SECURITY DEPOSIT

(a) Delivery and Holding of Security Deposit. Concurrently with Tenant’s execution of the Lease, Tenant shall deposit with Landlord the Security Deposit specified in the Basic Lease Information as security for the full and faithful performance of Tenant’s covenants and obligations under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to any interest on such deposit. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit.

(b) Landlord’s Right to Apply the Security Deposit. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary to (i) cure or remedy any Default of Tenant under this Lease, (ii) repair damage to the Premises caused by Tenant, (iii) clean the Premises upon termination of this Lease, (iv) reimburse Landlord for the payment of any amount which Landlord may spend or be required to spend by reason of Tenant’s Default, (v) Landlord’s damages computed pursuant to Paragraph 24(a) below; or (vi) compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s Default, including, without limitation, the unamortized portion of any tenant improvement costs and leasing commissions associated with this Lease; it being understood that any use of the Security Deposit shall not constitute a bar or defense to any of Landlord’s remedies set forth in this Lease, including, without limitation, the remedies set forth in Paragraph 24 below. In such event and upon written notice from Landlord to Tenant specifying the amount of the Security Deposit so applied, Tenant shall immediately deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount. Tenant’s failure to deliver such amount to Landlord within ten (10) business days of Landlord’s notice shall constitute a Default hereunder.

(c) Waiver of Civil Code Section 1950.7. Tenant hereby expressly waives the provisions of California Civil Code Section 1950.7 and any similar or successor statute or law in effect or any amendment thereof during the Term and acknowledges that Landlord shall have the right to apply the Security Deposit in the manner provided in this Paragraph 7. Notwithstanding anything to the contrary herein or in California Civil Code Section 1950.7 and/or any similar or successor statute or law in effect or any amendment thereof during the Term, in the event this Lease is terminated as a result of Tenant’s default and Landlord’s damages computed pursuant to the provisions of Paragraph 24(a) are undetermined at the time of termination of this Lease, then in addition to the right to apply the Security Deposit toward payment of such damages as provided herein (as and when the same are determined), Landlord may retain any unapplied portion of the Security Deposit until such time as all of Landlord’s damages computed pursuant to the provisions of Paragraph 24(a) are determined and fully satisfied, it being acknowledged by Tenant that Landlord may use such Security Deposit to pay all or any portion of such damage amounts.

8. USE OF PREMISES

(a) Permitted Use. The use of the Premises by Tenant and Tenant’s agents, advisors, employees, partners, shareholders, directors, customers, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws (as hereinafter defined), for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises or the Building or for any purpose or in any manner that would interfere with other tenants’ use or occupancy of the Building. If any of Tenant’s office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant agrees to pay to Landlord, as Rent, any increases in premiums on policies resulting from Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building.

(b) Compliance with Governmental Regulations and Private Restrictions. Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (i) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use of the Premises or the Building; (ii) all recorded covenants, conditions and restrictions affecting the Building (“Private Restrictions”) now in force or which may hereafter be in force; and (iii) the Rules and Regulations (as defined in Paragraph 40 of this Lease). Without limiting the generality of the foregoing, to the extent Landlord is required by the city or county in which the Building is located to maintain carpooling and public transit programs, Tenant shall cooperate in the implementation and use of these programs by and among Tenant’s employees. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

(c) Compliance with Americans with Disabilities Act. Landlord and Tenant hereby agree and acknowledge that the Premises and/or the Building may be subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. Section 12101 et seq.t including, but not limited to, Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”). Any Alterations constructed pursuant to the terms hereof shall be in compliance with the requirements of the ADA, and all costs and expenses incurred for purposes of compliance therewith shall be borne solely by Tenant. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Alterations strictly complies with all requirements of the ADA. Subject to reimbursement pursuant to Paragraph 4 above, if any barrier removal work or other work is required to the Building or the Common Areas under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant’s use of the Premises or any work or Alteration (as hereinafter defined) made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense, for fully and faithfully complying with all applicable requirements of the ADA, including, without limitation, not discriminating against any disabled persons in the operation of Tenant’s business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises or the Building; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Building; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Building. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s Agents harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Agents’ violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

(d) No Roof Access. At no time during the Term shall Tenant have access to the roof of the Building or have the right to install, operate or maintain a satellite-earth communications station (antenna and associated equipment), microwave equipment and/or an FM antenna on the Building.

9. ACCEPTANCE OF PREMISES

Acceptance of Premises. By entry hereunder, Tenant accepts the Premises and the Furnishings as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, “AS IS”, subject to Landlord’s completion of the Tenant Improvements pursuant to Paragraph 9(a) below, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Without limiting the foregoing, Tenant acknowledges that the Furnishings are in used condition, and Landlord is neither a manufacturer, nor distributor of, nor dealer nor merchant in, said Furnishings. Landlord makes no representations, express or implied, as to the condition or state of repair of the Furnishings, including warranties of fitness or merchantability, it being expressly understood that the Furnishings are being leased by Tenant in their “AS IS” condition and with all faults. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.

(a) Landlord’s Work. Following execution of this Lease and prior to the Commencement Date, Landlord shall construct and install certain improvements within the Premises consisting of

(i) new Building Standard carpet, and (ii) general smoothing of the finish of the walls of the Premises and repainting of the Premises with Building Standard paint, and (iii) installing the Server Room HVAC Unit consisting of a three (3) ton cooling capacity unit (collectively, the “Tenant Improvements”). Except as otherwise provided herein, the costs and expenses of the Tenant Improvements shall be borne solely by Landlord, including, the cost to remove and reinstall the Furnishings in connection with installation of the carpet within the Premises. Notwithstanding the foregoing, Tenant shall be responsible, at Tenant’s sole cost and expense, for (x) one half of the costs and expenses of acquiring and installing the Server Room HVAC Unit and the separate meter or submeter related to Utilities serving the Server Room HVAC Unit (collectively referred to herein as the “Server Room HVAC Unit Costs”) (provided, that Tenant’s maximum liability under this item (x) with respect to the Server Room HVAC Unit Costs shall not exceed Three Thousand Dollars ($3,000.00)), together with (y) any increase (collectively referred to herein as the “Increased Construction Expenses”) in the costs and expenses of the Tenant Improvements resulting from any Tenant Delay (as defined below). Tenant’s share of the Server Room HVAC Unit Costs, determined pursuant to item (x) of the preceding sentence, together with any Increased Construction Expenses shall be reimbursable to Landlord within fifteen (15) days following demand therefore. For the purposes herein, the term “Building-Standard” shall mean the standards for a particular item selected from time to time by Landlord for the Building, or such other standards of equal quality as may be mutually agreed between Landlord and Tenant in writing. For the purposes herein, the term “Tenant Delay” shall mean any delay in the construction of the Tenant Improvements resulting from (A) any act or omission of, or breach by, Tenant or anyone performing services on behalf of Tenant, or (B) any work performed on the Premises by Tenant, its employees contractors or agents; (C) with the exception of the Server Room HVAC Unit, Tenant’s request for materials, finishes or installations other than Building-Standard materials, finishes or installations which require a longer time than the respective Building-Standard materials, finishes or installations, as applicable, to obtain, install or complete; (D) Tenant’s failure to comply with Landlord’s contractor’s or subcontractor’s schedule; (E) a Default (as defined in Paragraph 23 below) by Tenant under this Lease or the existence of any event or condition which, with the passage of time or the giving of notice or both would constitute a Default by Tenant; (F) Tenant’s failure to approve or disapprove any matter requiring Tenant’s approval within three (3) business days after the date such approval is sought; and/or (G) any other causes which are attributable in whole or in part to the action or inaction of Tenant or Tenant’s employees, agents or contractors. Tenant acknowledges that the length and/or impact of any Tenant Delay may exceed the duration or scope of such event or conduct due to the necessity of rescheduling work or other causes. Notwithstanding anything to the contrary contained herein, the obligation of Landlord to complete the Tenant Improvements shall be suspended without further act of the parties during any such time as there exists an event of Default under the Lease or any event or condition which, with the passage of time or the giving of notice or both would constitute such an event of Default.

10. SURRENDER Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises and the Furnishings to Landlord (a) in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted), but with any carpets vacuum cleaned, and all non-carpeted floors broom cleaned, and (b) otherwise in accordance with Paragraph 31 below. Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant’s Property (as hereinafter defined) and Tenant’s signage from the Premises and the Building and repair any damage caused by such removal, and (ii) Landlord may, by notice to Tenant, require Tenant at Tenant’s expense to remove any or all Alterations constructed and installed pursuant to Paragraph 11 below, and to repair any damage caused by such removal. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Alterations, except those which Landlord requires Tenant to remove, shall remain in the Premises as the property of Landlord. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of this Paragraph 10 and Paragraph 31 below, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Paragraph 34 below) until the Premises are so surrendered in accordance with said Paragraphs, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

11. ALTERATIONS AND ADDITIONS

(a) Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an “Alteration” and collectively as the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which affects the structural portions of the Premises or the Building or the Systems serving the Premises and/or the Building or any portion thereof. Without limiting the foregoing, if the capacity of the Server Room HVAC Unit installed in the Premises pursuant to Paragraph 9(a) above is insufficient to meet Tenant’s requirements for the use of the Premises, Tenant shall have the right to install a supplemental HVAC unit (“Supplemental HVAC”), subject to Landlord’s approval of such Supplemental HVAC as an Alteration pursuant to the provisions of this Paragraph 11. The Supplemental HVAC shall be installed, if at all, at Tenant’s sole cost and expense, without any reimbursement from Landlord, and upon installation the Supplemental HVAC shall become a part of the Server Room HVAC Unit for all purposes under this Lease other than the definitions of Tenant Improvements and Server Room HVAC Costs set forth in Paragraph 9(a) above.

(b) Any Alteration to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and all requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or the Building or any part thereof, and in accordance with plans and specifications approved in writing by Landlord, and shall be constructed and installed by a contractor approved in writing by Landlord. In connection with any Alteration, Tenant shall deliver plans and specifications therefor to Landlord. Before Alterations may begin, valid building permits or other permits or licenses required must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its costs (including, without limitation, the reasonable costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction. Tenant shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractor(s) procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance naming Landlord, Tenant, any property manager designated by Landlord and Landlord’s lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Five Million Dollars ($5,000,000.00) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).

(c) All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant’s Property.

(d) No private telephone systems and/or other related computer or telecommunications equipment, cabling or lines may be installed in the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord gives such consent, all equipment must be installed within the Premises and, at the request of Landlord made at any time prior to the expiration of the Term, removed upon the expiration or sooner termination of this Lease and the Premises restored to the same condition as before such installation.

(e) Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.

(f) Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

(g) Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably foreseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

12. MAINTENANCE AND REPAIRS OF PREMISES

(a) Maintenance by Tenant Throughout the Term, Tenant shall, at its sole expense, subject to Paragraphs 5(a) and 12(b) hereof, (i) keep and maintain in good order and condition the Premises (including, without limitation, all equipment and fixtures therein), the Furnishings and Tenant’s Property, (ii) keep and maintain in good order and condition, repair and replace the Server Room HVAC Unit, (iii) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Premises, and (iv) maintain and replace all specialty lamps, bulbs, starters and ballasts. Tenant shall not do nor shall Tenant allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises or the Building.

(b) Maintenance by Landlord. Subject to the provisions of Paragraphs 12(a), 20 and 21, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Proportionate Share of the cost and expense of the following items, Landlord agrees to repair and maintain the following items: the roof, including the structural components thereof and the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building; the Systems serving the Premises and the Building (provided, that Tenant acknowledges that Landlord shall have no obligation to repair, maintain or replace the Server Room HVAC Unit); and the walkways and lighting systems in the Common Areas. Notwithstanding anything in this Paragraph 12 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises and/or the Building caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises and/or the Building, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Landlord’s obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.

(c) Tenant’s Waiver of Rights. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

13. LANDLORD’S INSURANCE Landlord shall purchase and keep in force fire, extended coverage and “all risk” insurance covering the Building. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises and the Building of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building. Landlord may maintain “Loss of Rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises or the Building or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.

14. TENANT’S INSURANCE

(a) Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, secure and keep in force a “broad form” commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord, Landlord’s property manager, and Landlord’s lenders as additional insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Five Million Dollars ($5,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant’s indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000.00). Landlord may from time to time require reasonable increases in any such limits if Landlord believes that additional coverage is necessary or desirable. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 14(a) shall contain a deductible greater than One Thousand Dollars ($1,000,00). No policy shall be cancelable or subject to reduction of coverage without thirty (30) days’ prior written notice to Landlord, and loss payable clauses shall be subject to Landlord’s approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A:XIII or better in Best’s Key Rating Guide.

(b) Personal Property Insurance. Tenant shall maintain in full force and effect on the Furnishings and all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, “Tenant’s Property”) in, at or on the Premises and on all Alterations, if any, installed by or on behalf of the Tenant, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof.

No such policy shall contain a deductible greater than One Thousand Dollars ($1,000.00). During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the Furnishings, Alterations, if any, fixtures and equipment so insured. Landlord shall receive all proceeds from such insurance policies attributable to the value of the Alterations, if any, and Tenant will sign all documents reasonably necessary in connection with the settlement of any claims relating to such insurance. Landlord shall have no interest in the proceeds of the insurance attributable to Tenant’s equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant relating to such insurance. Tenant acknowledges that Landlord will not carry insurance on the Alterations and/or Tenant’s possessions.

(c) Worker’s Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect worker’s compensation insurance with not less than the minimum limits required by law, and employer’s liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000.00).

(d) Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days’ prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord).

15. INDEMNIFICATION

(a) Of Landlord. Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) arising from (i) the use of the Premises or the Building by Tenant or Tenant’s Agents, or from any activity done, permitted or suffered by Tenant or Tenant’s Agents in or about the Premises or the Building, and (ii) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant’s Agents, and (iii) any action or proceeding brought on account of any matter in items (i) or (ii). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord’s Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (A) damage to property or injury to persons in or about the Premises or the Building from any cause whatsoever (except that which is caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (B) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 15 shall survive any termination of this Lease.

(b) No Impairment of Insurance. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

16. SUBROGATION Landlord and Tenant hereby mutually waive any claim against the other and its Agents for any loss or damage to any of their property located on or about the Premises or the Building that is caused by or results from perils covered by property insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 16 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

17. SIGNS Landlord shall, at Tenant’s sole cost and expense, provide Tenant with one (1) listing on the Building directory located in the ground floor lobby of the Building. Tenant shall not place or permit to be placed in, upon, or about the Premises or the Building any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior the Premises without obtaining Landlord’s prior written consent. Notwithstanding the foregoing, Tenant shall have the right, at its sole cost and expense, to install a Building-Standard identification sign in a location approved by Landlord at the entrance to the Premises. Tenant shall remove any sign, advertisement or notice placed on the Premises or the Building by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises or the Building caused thereby, all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises or the Building at Tenant’s sole cost and expense.

18. FREE FROM LIENS Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys’ fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises and the Building, from mechanics’ and materialmen’s liens. Tenant shall give to Landlord at least five (5) business days’ prior written notice of commencement of any repair or construction on the Premises.

19. ENTRY BY LANDLORD Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants or to alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the gross negligence or willful misconduct of Landlord); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary “for sale” or “for lease” signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction or constructive eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary.

20. DESTRUCTION AND DAMAGE

(a) If the Premises are damaged by fire or other perils covered by extended coverage insurance Tenant shall give Landlord immediate notice thereof and Landlord shall, at Landlord’s option:

(i) In the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Premises, elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within one hundred twenty (120) days after the date (the “Casualty Discovery Date”) Landlord obtains actual knowledge of such destruction. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

(ii) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Premises for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within two hundred seventy (270) days from the Casualty Discovery Date, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than two hundred seventy (270) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within one hundred twenty (120) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

(iii) Notwithstanding anything to the contrary contained in this Paragraph, in the event of damage to the Premises occurring during the last twelve (12) months of the Term, Landlord may elect to terminate this Lease by written notice of such election given to Tenant within sixty (60) days after the Casualty Discovery Date.

(b) If the Premises are damaged by any peril not fully covered by insurance proceeds to be received by Landlord, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within one hundred twenty (120) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant’s ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

(c) Notwithstanding anything to the contrary in this Paragraph 20, Landlord shall have the option to terminate this Lease, exercisable by notice to Tenant within one hundred twenty (120) days after the Casualty Discovery Date, in each of the following instances:

(i) If more than twenty-five percent (25%) of the full insurable value of the Building is damaged or destroyed, regardless of whether or not the Premises are destroyed.

(ii) If the Building or any portion thereof is damaged or destroyed and the repair and restoration of such damage requires longer than one hundred eighty (180) days from the Casualty Discovery Date, regardless of whether or not the Premises is destroyed.

(iii) If the Building or any portion thereof is damaged or destroyed and the insurance proceeds therefor are not sufficient to cover the costs of repair and restoration, regardless of whether or not the Premises is destroyed.

(iv) If the Building or any portion thereof is damaged or destroyed during the last twelve (12) months of the Term, regardless of whether or not the Premises is destroyed.

(d) In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration; provided, however, that Tenant shall not be entitled to such abatement to the extent that such damage or destruction resulted from the acts or inaction of Tenant or Tenant’s Agents. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises or the Building or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises or the Building and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

(e) If Landlord is obligated to or elects to repair or restore as herein provided, Tenant shall promptly repair and restore, at Tenant’s expense, any Alterations.

(f) Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 20 shall govern exclusively in case of such destruction.

(g) If the Lease is terminated pursuant to the provisions of this Paragraph 20, no event of Default exists under the Lease at the time of such termination and no event or condition which, with the passage of time or the giving of notice or both, would constitute such an event of Default exists at the time of such termination, then Landlord shall, within thirty (30) days following the effective date of such termination, refund to Tenant any Rent paid for periods after the effective date of such Termination and, subject to the provisions of Paragraph 7(c) above, return any unapplied portion of the Security Deposit to Tenant.

21. CONDEMNATION

(a) If twenty-five percent (25%) or more of either the Premises or the Building is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty-five percent (25%) or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation or the repair or restoration of the Premises or the Building following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises or the Building and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of

Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises or the Building, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.

(b) Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses or the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.

22. ASSIGNMENT AND SUBLETTING

(a) Except in the case of a Permitted Transfer (as defined within and pursuant to Paragraph 22(i) below), Tenant shall not voluntarily or by operation of law, (x) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (y) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably as set forth below in this Paragraph 22. A transfer of greater than a twenty-five percent (25%) interest (whether stock, partnership interest, membership interest or otherwise) of Tenant, either in one (1) transaction or a series of transactions shall be deemed to be an assignment under this Lease, except where such transfer of interests in Tenant is made to any Permitted Transferee. When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide a current and prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date stated in the proposed sublease or assignment, (2) sublease or take an assignment, as the case may be, from Tenant of the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld so long as (i) Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, and (ii) with the exception of any Permitted Transfer, the proposed assignment or sublease will not result in more than two entities occupying the Premises at the same time. In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in the Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2), respectively, then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement.

(b) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Building, (2) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called “exclusive” use then in favor of any other tenant of the Building, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a materially greater load upon either the Premises and/or the Building services then imposed by Tenant, (3) the business reputation of the proposed individuals who will be managing and operating the business operations of the assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant, and (4) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 7 above or with any other lease which restricts the use to which any space in the Building may be put, (ii) the proposed assignment or sublease requires alterations, improvements or additions to any portion of the Building outside of the Premises, (iii) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, (iv) the proposed sublessee or assignee is either a governmental agency or instrumentality thereof, or (v) the proposed sublessee or assignee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed sublessee or assignee, either (x) occupies space in the Building at the time of the request for consent, or (y) is negotiating with Landlord or has negotiated with Landlord during the three (3) month period immediately preceding the date Landlord receives Tenant’s request for consent to lease space in the Building, provided that this item (v) shall only apply where Landlord has other space within the Building which would generally fit the proposed subtenant’s/assignee’s requirements and which could otherwise be made available for lease by such party. Notwithstanding the foregoing, Tenant hereby expressly waives all rights provided under California Civil Code Section 1995.310, and any similar or successor statute or law in effect or any amendment thereof during the Term and Tenant hereby acknowledges and agrees that, if it is determined by a court of law that Landlord has withheld or delayed its consent to a proposed sublet or assignment of all or any portion of Tenant’s interest in this Lease in a manner which results in a breach of Landlord’s obligations under this Paragraph 22, then Tenant’s sole remedy shall be to seek a declaratory judgment and/or injunctive relief.

(c) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Rent, fifty percent (50%) of the excess, if any, calculated by subtracting the

(1) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, from (2) the rent, additional rent and any other compensation payable by or on behalf of assignee or sublessee to Tenant after deducting therefrom the reasonable and customary market-based leasing commissions and costs of Alterations, if any, incurred by Tenant in connection with such assignment or sublease, which shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease. Without limiting the foregoing, in any assignment or subletting undertaken by Tenant, Tenant shall, using good faith commercially reasonable efforts, diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for similar assignment or subleasing. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

(d) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or subletting).

(e) Tenant shall pay Landlord’s reasonable fees (including, without limitation, the reasonable fees of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.

(f) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 22 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

(g) If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after an event of Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 22, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 22.

(h) Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provision and conditions contained in this Lease and each of the covenants, agreements, terms, provisions and conditions of this Lease shall be automatically incorporated therein. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar payment or fee in connection with the proposed assignment or sublease.

(i) Notwithstanding anything to the contrary in this Paragraph 22, Tenant may, without Landlord’s consent, but upon notice and delivery of evidence documenting such transfer assign all of Tenant’s interest in the Lease and rights to tenancy of the Premises to either (i) any person or entity which, directly or indirectly, controls Tenant or is controlled by Tenant or is under common control with Tenant, (ii) any successor to Tenant by merger, consolidation or operation of law, (iii) any person or entity to whom all or substantially all of Tenant’s assets are conveyed, or (iv) any person or entity purchasing the business which Tenant conducts at the Premises, provided, however, that any such person or entity referenced in clauses (i), (ii), (iii) or (iv) shall have a net worth, determined in accordance with generally accepted accounting principles, in an amount sufficient to meet all of Tenant’s obligations under this Lease (including, without limitation, any contractual indemnities provided herein) after taking into consideration all of the proposed assignee’s other obligations and liabilities (an assignment pursuant to either of clauses (i), (ii), (iii) or (iv) above shall be referred to herein as a “Permitted Transfer”). In connection with any such Permitted Transfer, Tenant shall remain fully and primarily liable under this Lease and the assignee shall assume the obligations of Tenant under this Lease arising after the effectiveness of the assignment pursuant to an assignment and assumption agreement reasonably satisfactory to Landlord.

23. TENANT’S DEFAULT The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a) Any vacation or abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse, irrespective of whether or not Tenant is then in monetary default under this Lease. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

(b) Failure to pay any installment of Rent or any other monies due and payable hereunder when such payment is due;

(c) A general assignment by Tenant for the benefit of creditors;

(d) The filing of a voluntary petition in bankruptcy by Tenant, the filing by Tenant of a voluntary petition for an arrangement, the filing by or against Tenant of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant, said involuntary petition remaining undischarged for a period of sixty (60) days;

(e) Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

(f) Death or disability of Tenant, if Tenant is a natural person, or the failure by Tenant to maintain its legal existence, if Tenant is a corporation, partnership, limited liability company, trust or other legal entity;

(g) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 29 or 30 or 41, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required by Paragraph 39;

(h) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 22, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;

(i) Failure of Tenant to restore the Security Deposit to the amount and within the time periods provided in Paragraph 7 above.

(j) Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in subparagraphs (b), (k), (l), or (m) of this Paragraph 23 or any other subparagraphs of this Paragraph 23, which shall be governed by such other Paragraphs), which failure continues for ten (10) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such ten (10) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within thirty (30) days after the giving of the aforesaid written notice;

(k) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. “Chronic delinquency” shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease when due for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months. In the event of a Chronic delinquency, in addition to Landlord’s other remedies for Default provided in this Lease, at Landlord’s option, Landlord shall have the right to require that Rent be paid by Tenant quarterly, in advance;

(l) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease; and

(m) Any failure by Tenant to discharge any lien or encumbrance placed on the Building or any part thereof in violation of this Lease within ten (10) days after the date such lien or encumbrance is filed or recorded against the Building or any part thereof.

Tenant agrees that any notice given by Landlord pursuant to this Paragraph 23 shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

24. LANDLORD’S REMEDIES

(a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(i) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(ii) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring and cleaning the Premises to place the Premises in the condition of surrender required pursuant to Paragraph 10 above; (3) for the unamortized portion of leasing commissions, advertising costs and other expenses incurred in connection with this Lease; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; plus

(v) attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(vi) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to ten percent (10%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

(b) Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 24(b), the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(i) Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alternations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(ii) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

(c) Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises, by force if necessary, and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(d) Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 24(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 24(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the

Premises in Landlord’s sole discretion. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (i) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (ii) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (iii) to the payment of the costs of repairing, restoring and cleaning the Premises to place the Premises in the condition of surrender required pursuant to Paragraph 10 above; (iv) to the payment of Rent due and unpaid hereunder; and (v) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

(e) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 24 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(f) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(g) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

(h) Landlord’s Lien. In addition to any statutory lien Landlord has, Tenant hereby grants to Landlord a continuing security interest for all sums of money becoming due hereunder upon personal property of Tenant situated on or about the Premises which cannot be removed without material damage to the Building and such property will not be removed therefrom without the consent of Landlord until all sums of money then due Landlord have been first paid and discharged. If a default occurs under this Lease, Landlord will have, in addition to all other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including, without limitation, the right to sell the property described in this subparagraph (h) at public or private sale upon five (5) days’ notice to Tenant. This contractual lien will be in addition to any statutory lien for rent.

25. LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

(a) Without limiting the rights and remedies of Landlord contained in Paragraph 24 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord’s option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.

(b) Without limiting the rights of Landlord under Paragraph 25(a) above, Landlord shall have the right at Landlord’s option, without any obligation to do so, to perform any of Tenant’s covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its sole and absolute judgment, or if Landlord otherwise determines in its sole discretion that such performance is necessary or desirable for the proper management and operation of the Building or for the preservation of the rights and interests or safety of other tenants of the Building.

(c) If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 25, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law.

26. ATTORNEYS’ FEES

(a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements as may be allowed by the court without necessity of noticed motion. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

(b) Without limiting the generality of Paragraph 26(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant or in connection with recovery of the possession of the Furnishings or the Premises, Tenant agrees to pay Landlord actual attorneys’ fees as reasonably determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

27. TAXES Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all taxes levied against Tenant’s Property. If any Alterations installed by or on behalf of Tenant pursuant to Paragraphs 9 above and 11 above or any of Tenant’s Property is assessed and taxed with the Building, Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefor.

28. EFFECT OF CONVEYANCE The term “Landlord” as used in this Lease means, from time to time, the then current owner of the Building so that, in the event of any sale of the Building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

29. TENANT’S ESTOPPEL CERTIFICATE From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an Estoppel Certificate in substantially the form attached hereto as Exhibit C and with any other statements reasonably requested by Landlord or its designee. Any such Estoppel Certificate delivered pursuant to this Paragraph 29 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

30. SUBORDINATION This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building now or hereafter existing and each of the terms, covenants and conditions thereto (the “Superior Lease(s)”), and to all mortgages which may now or hereafter affect the Building or any of such leases and each of the terms, covenants and conditions thereto (the “Superior Mortgage(s)”), whether or not such mortgages shall also cover other lands, Buildings or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Paragraph shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly execute, acknowledge and deliver any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; if Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) business days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant. As used herein the lessor of a Superior Lease or its successor in interest is herein called “Superior Lessor”; and the holder of a Superior Mortgage is herein called “Superior Mortgagee”.

31. ENVIRONMENTAL COVENANTS

(a) As used in this Lease, the term “Hazardous Materials” shall mean and include any substance that is or contains (1) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (2) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (3) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (4) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (5) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (6) polychlorinated biphenyls; (7) lead and lead-containing materials; or (8) any additional substance, material or waste (A) the presence of which on or about the Premises or the Building (i) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (ii) causes or threatens to cause a nuisance on the Premises, the Building or any adjacent area or property or poses or threatens to pose a hazard to the health or safety of persons on the Premises, the Building or any adjacent area or property, or (iii) which, if it emanated or migrated from the Premises or the Building, could constitute a trespass, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws.

(b) As used in this Lease, the term “Environmental Laws” shall mean and include (1) CERCLA, RCRA and TSCA; and (2) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (A) pollution, (B) the protection or regulation of human health, natural resources or the environment, (C) the treatment, storage or disposal of Hazardous Materials, or (D) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

(c) Tenant agrees that during its use and occupancy of the Premises that Tenant and Tenant’s Agents will (1) not (A) permit Hazardous Materials to be present on or about the Premises or the Building except for normal office supplies used within the Premises in full compliance with Environmental Laws and otherwise in a manner and quantity reasonably necessary for the ordinary performance of Tenant’s business, or (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises or the Building; (2) comply with all Environmental Laws relating to the Premises and the use of Hazardous Materials on or about the Premises and/or the Building and not engage in or permit others to engage in any activity at the Premises and/or the Building in violation of any Environmental Laws; and (3) immediately notify Landlord of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord, the Premises or the Building relating to any Hazardous Materials or under any Environmental Laws, or (B) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Paragraph 31.

(d) If use of Hazardous Materials by Tenant or Tenant’s Agents on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the Building, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (1) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (2) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises or the Building.

(e) Upon reasonable notice to Tenant, Landlord may inspect the Premises and surrounding areas for the purpose of determining whether there exists on or about the Premises any Hazardous Material or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the Term of this Lease. In the event (1) such inspections reveal the presence of any such Hazardous Material in violation of Tenant’s obligations under this Lease or in violation of the requirements of any Environmental Laws or the presence of any other condition or activity in violation of Tenant’s obligations under this Lease or in violation of the requirements under any Environmental Laws, or (2) Tenant or Tenant’s Agents contribute or knowingly consent to the presence of any Hazardous Materials in, on, under, through or about the Premises or the Building or exacerbate the condition of or the conditions caused by any Hazardous Materials in, on, under, through or about the Premises or the Building, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement therefor. Tenant will supply to Landlord such historical and operational information regarding the Premises and surrounding areas as may be reasonably requested to facilitate any such inspection and will make available for meetings appropriate personnel having knowledge of such matters. Tenant agrees to give Landlord at least sixty (60) days’ prior notice of its intention to vacate the Premises so that Landlord will have an opportunity to perform such an inspection prior to such vacation. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for the use, storage, treatment or disposal of Hazardous Materials by Tenant or Tenant’s Agents, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

(f) Landlord shall have the right, but not the obligation, prior or subsequent to a Default, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under, or emanating from, the Premises or the Building in violation of Tenant’s obligations under this Lease or the requirements under any Environmental Laws. Notwithstanding any other provision of this Lease, Landlord shall also have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority with regard to any such Hazardous Materials or contamination by Hazardous Materials which are present on, in, at or emanating from the Premises or the Building in violation of Tenant’s obligations under this Lease or the requirements under any Environmental Laws. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Paragraph 31 shall be payable by Tenant upon demand.

(g) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on, about or near the Premises by Tenant or Tenant’s Agents, and in a condition which complies with all Environmental Laws and any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises or the Building, including, without limitation, the obtaining of any closure permits or other governmental permits or approvals related to Tenant’s use of Hazardous Materials in or about the Premises. Tenant’s obligations and liabilities pursuant to the provisions of this Paragraph 31 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises and/or the Building is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including, without limitation, all Environmental Laws, at the expiration or earlier termination of this Lease, then at Landlord’s sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for normal wear and tear, including, without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term “normal wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Premises and/or the Building in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the rental rate and indemnity provisions of Paragraph 34 of this Lease.

(h) Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses (including, without limitation, loss in value of the Premises or the Building, liabilities and expenses (including attorney’s fees)) sustained by Landlord attributable to (1) any Hazardous Materials placed on or about the Premises or the Building by Tenant or Tenant’s Agents, or (2) Tenant’s breach of any provision of this Paragraph 31.

(i) The provisions of this Paragraph 31 shall survive the expiration or earlier termination of this Lease.

32. NOTICES All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or nationally recognized overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above.

33. WAIVER The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

34. HOLDING OVER Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to the greater of one hundred fifty percent (150%) of the fair market rental value for the Premises as determined by Landlord or two hundred percent (200%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 9 and 31 above, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

35. SUCCESSORS AND ASSIGNS The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and permitted assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

36. TIME Time is of the essence of this Lease and each and every term, condition and provision herein.

37. BROKERS Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Brokers specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.

38. LIMITATION OF LIABILITY Tenant agrees that, in the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Building or the Premises, Tenant’s remedies shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest in the Building of the then current Landlord or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord) provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the “Landlord Parties” in connection with the Building or Premises. For purposes of this Lease, “Landlord Parties” shall mean, collectively Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 38 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant’s business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this Paragraph shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

39. FINANCIAL STATEMENTS Within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

40. RULES AND REGULATIONS Tenant agrees to comply with the rules and regulations attached hereto as Exhibit D, along with any modifications, amendments and supplements thereto, and such reasonable rules and regulations as Landlord may adopt in the future, from time to time, for the orderly and proper operation of the Building (collectively, the “Rules and Regulations”). The Rules and Regulations may include, but shall not be limited to, the regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish. The then current Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said Rules and Regulations.

41. MORTGAGEE PROTECTION

(a) Modifications for Lender. If, in connection with obtaining financing for the Building or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially and adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.

(b) Rights to Cure. Tenant agrees to give to any trust deed or mortgage holder (“Holder”), by a method provided for in Paragraph 32 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional reasonable period within which to cure such default, or if such default cannot be cured without Holder pursuing its remedies against Landlord, then such additional time as may be necessary to commence and complete a foreclosure proceeding, provided Holder commences and thereafter diligently pursues the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

42. RELOCATION Landlord shall have the right at any time during the Term to relocate the Premises to another part of the Building in accordance with the following:

(a) The new premises shall be on or above the third floor of the Building, have windows fronting on the Battery Street and Pine Street sides of the Building, be no less than ninety-five (95%) of the size of the Premises described in this Lease, and shall be improved with improvements substantially similar to those within the Premises;

(b) The physical relocation of the Premises shall be accomplished by Landlord at its cost;

(c) Landlord shall give Tenant at least ninety (90) days’ prior written notice of Landlord’s intention to relocate the Premises;

(d) The physical relocation of the Premises shall take place on a weekend and shall be substantially completed before the Monday following the weekend in which the relocation takes place. If the physical relocation has not been completed in that time, Base Rent shall abate from the time the physical relocation commences to the time it is substantially completed;

(e) All costs incurred by Tenant as a result of the relocation, including, without limitation, reasonable costs incurred in changing addresses on stationery, business cards, directories, advertising, and other such items, shall be paid by Landlord;

(f) If the relocated Premises is a different square footage than the Premises described in this Lease, (i) the Base Rent shall be adjusted to a sum computed by multiplying the Base Rent specified in the Basic Lease Information by a fraction, the numerator of which shall be the total number of square feet in the relocated Premises, and the denominator of which shall be the total number of square feet in the Premises before relocation; provided, however, in no event shall the Base Rent hereunder be increased as a result of such relocation, and (ii) Tenant’s Proportionate Share(s) shall be adjusted, provided, however, that in no event shall Tenant’s Proportionate Share be increased; and

(g) The parties shall immediately execute an amendment to this Lease stating the relocation of the Premises and the adjustment of Base Rent and Tenant’s Proportionate Share(s), if any.

Notwithstanding anything to the contrary contained in this Paragraph 42, Landlord shall only be permitted to exercise this right of relocation one (1) time during the initial Term of the Lease and, irrespective of whether or not exercised during the initial Term of the Lease, Landlord shall only be permitted to exercise this right of relocation one (1) time during the Renewal Term (as defined in Paragraph 53 below).

43. ENTIRE AGREEMENT This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.

44. INTEREST Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within five (5) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at the lesser of (a) an annual rate equal to the maximum rate of interest permitted by law, or (b) ten percent (10%) per annum. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts.

45. GOVERNING LAW; CONSTRUCTION This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

46. REPRESENTATIONS AND WARRANTIES Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity, each individual executing this Lease on behalf of said corporation, partnership, limited liability company or other legal entity) hereby makes the following representations and warranties, each of which (i) is material and being relied upon by Landlord, (ii) is true in all respects as of the date of this Lease, and (iii) shall survive the expiration or termination of the Lease.

(a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

(b) Tenant has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

47. NAME OF BUILDING In the event Landlord chooses to change the name or address of the Building, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change.

48. SECURITY

(a) Tenant acknowledges and agrees that, while Landlord may in its sole and absolute discretion engage security personnel to patrol the Building, Landlord is not providing any security services with respect to the Premises or the Building and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises or the Building.

(b) Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as either deems necessary to prevent any threat of property damage or bodily injury, including, but not limited to, the evacuation of the Premises or the Building for cause, suspected cause or for drill purposes, the denial of any access to the Premises or the Building and other similarly related actions. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.

49. JURY TRIAL WAIVER Tenant hereby waives any right to trial by jury with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises or the Building or any part thereof, or (ii) to which Landlord is a party. Tenant hereby agrees that this Lease constitutes a written consent to waiver of trial by jury, pursuant to the provisions of California Code of Civil Procedure Section 631, and Tenant does hereby constitute and appoint Landlord its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Tenant does hereby authorize and empower Landlord, in the name, place and stead of Tenant, to file this Lease with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.

50. RECORDATION Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by any one acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

51. RIGHT TO LEASE Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interest of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

52. FORCE MAJEURE Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, an event of “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by any such event of Force Majeure.

53. RENEWAL OPTION Lionbridge Technologies, Inc. a Delaware corporation (as Tenant), shall have one (1) option (the “Renewal Option”) to extend the Term for one (1) consecutive period of three (3) years beyond the Expiration Date (the “Renewal Term”). The Renewal Option is personal to Lionbridge Technologies, Inc. as Tenant, and may not be exercised by any sublessee or assignee, or by any other successor or assign of Tenant. The Renewal Option shall be effective only if (i) Tenant has not previously been in Default beyond any notice or cure period provided in this Lease; (ii) there has not previously been an event of Chronic Delinquency; and (iii) Tenant is not in Default beyond any notice or cure period under this Lease, nor has any event occurred which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, in each case either at the time of exercise of the Renewal Option or at any time during the period extending between the time of exercise of the Renewal Option at the commencement of the Renewal Term. The Renewal Option must be exercised, if at all, by written notice (“Election Notice”) from Tenant to Landlord given not more than twelve (12) months nor less than six (6) months prior to the Expiration Date. Any such notice given by Tenant to Landlord shall be irrevocable. If Tenant fails to exercise the Renewal Option in a timely manner as provided for above, such Renewal Option shall be void. The Renewal Term shall be for the entire Premises upon the same terms and conditions as the initial Term, except that (x) the annual Base Rent during the Renewal Term shall be equal to the then “prevailing market rate” for space in similarly situated buildings in the vicinity of the Building comparable to the Premises in location, size, condition, quality and type at the commencement of the Renewal Term, (y) Tenant shall have no further Renewal Options hereunder, and (z) Landlord shall have no obligation to provide Tenant Improvements with respect to such Renewal Term. As used herein, the term “prevailing market rate” shall mean the base annual rental for such comparable space, taking into account any Additional Rental and all other payments and escalations payable hereunder and by tenants under leases of such comparable space, as well as any free rent and other tenant inducements then being offered to tenants of such comparable space.

Landlord shall prepare and deliver to Tenant written notice (“Renewal Rate Notice”) of its determination of the prevailing market rate within fifteen (15) days after Tenant’s delivery to Landlord of an Election Notice. Within fifteen (15) days after receipt of Landlord’s Renewal Rate Notice (“Tenant’s Review Period”), Tenant shall irrevocably elect, in writing, to do one of the following: (i) accept the Landlord’s determination of the prevailing market rate pursuant to the foregoing provisions, or (ii) object to Landlord’s determination of the prevailing market rate which objection shall be delivered concurrently with written notice of Tenant’s determination of the prevailing market rate. If Tenant so objects, Landlord and Tenant shall attempt in good faith to agree upon such prevailing market rate, provided that, if Landlord and Tenant fail to reach agreement within fifteen (15) days following the expiration of Tenant’s Review Period (the “Outside Agreement Date”), then each party’s determination shall be submitted to arbitration in accordance with subparagraphs (a) through (d) below. Notwithstanding the foregoing, if Tenant fails to so accept or object to Landlord’s determination of the prevailing market rate in writing on or before the expiration of Tenant’s Review Period (and with any objection delivered concurrently with a statement of Tenant’s determination of the prevailing market rate), Tenant shall conclusively be deemed to have approved the prevailing market rate stated in Landlord’s Renewal Rate Notice and to have elected to pay such prevailing market rate during the Renewal Term.

(a) If Landlord and Tenant are unable to reach agreement on the applicable “prevailing market rate” prior to 5:00 p.m. California time on the Outside Agreement Date, then not later than fifteen (15) days following the Outside Agreement Date, Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in Financial District of San Francisco, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted prevailing market rate for the Premises, as stated within their respective Renewal Rate Notices, is the more accurate as determined by the arbitrators, taking into account the requirements of this Paragraph 53(a). If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of the parties shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(b) The two (2) arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, attempt in good faith to agree upon which of Landlord’s or Tenant’s statement of the prevailing market rate is the more accurate. The unanimous decision of the two (2) arbitrators shall be binding upon Landlord and Tenant. Notwithstanding the foregoing, if the two (2) arbitrators are unable to reach agreement within such fifteen (15) day period, then the two (2) arbitrators shall, within ten (10) days thereafter, mutually agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within such ten (10) day period, then either party on behalf of both may request appointment of the third arbitrator by the presiding judge of the Superior Court of the County of San Francisco.

(c) If a third arbitrator is so appointed, then the three (3) arbitrators shall, within fifteen (15) days of the appointment of the third arbitrator, reach a decision as to which of Landlord’s or Tenant’s statement of the prevailing market rent, as set forth in their respective Renewal Rate Notices, is the more accurate, and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

(d) The cost of arbitration shall be paid by the party whose statement of the prevailing market rate, as stated within such party’s Renewal Rate Notice, was not selected by the arbitrators as the more accurate.

If the Renewal Term commences prior to the determination of the prevailing market rate, then Tenant shall continue to pay Rent at the monthly rental rate paid during the last month of the Term last ended until such time as the prevailing market rate is determined. When the prevailing market rate is determined, the rental paid during the Renewal Term when the prevailing market rate was being determined shall be adjusted and a payment to settle the difference between the amount paid and the amount owed shall be made within fifteen (15) business days thereafter.

54. TERMINATION OPTION Lionbridge Technologies, Inc., a Delaware corporation, as Tenant, shall have one (1) option (“Termination Option”) to terminate this Lease effective as of July 31, 2009 (the “Early Termination Date”). The Termination Option is personal to Lionbridge Technologies, Inc., a Delaware corporation, as Tenant, and may not be exercised by any sublessee or assignee, or by any other successor or assign of Lionbridge Technologies, Inc., a Delaware corporation. The Termination Option must be exercised, if at all, by written notice (“Termination Election Notice”) from Tenant, to Landlord given on or before October 31, 2008, which Termination Election Notice shall be coupled with a non-refundable payment (“Termination Fee”) to Landlord in the amount equal to Forty-Three Thousand Eighty-One and 16/100ths Dollars ($43,081.16). The Termination Fee shall be payable to Landlord as reimbursement for Landlord’s unamortized costs of entering into this Leasing transaction applicable to the period between the Early Termination Date and the originally scheduled Expiration Date Any such Termination Election Notice given by Tenant to Landlord shall be irrevocable. The Termination Option and Tenant’s delivery of a Termination Election Notice shall be effective only if (i) Tenant has not previously been in Default beyond any notice or cure period provided in this Lease; (ii) there has not previously been an event of Chronic Delinquency; and (iii) Tenant is not in Default beyond any notice or cure period under this Lease, nor has any event occurred which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, in each case either at the time of exercise of the Termination Option or at any time during the period extending between the time of exercise of the Termination Option through the Early Termination Date. If Tenant fails to exercise the Termination Option in a timely manner, as provided for above, the Termination Option shall be null, void and of no force or effect.

55. CONDITION PRECEDENT This Lease shall only become effective and binding upon full execution hereof by Landlord and Tenant and delivery of a signed copy to Tenant.

Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

LANDLORD:	BRITPHIL & CO. (US) LTD., a California corporation

	By:	/s/ PHILIP OUYANG
	Name:	PHILIP OUYANG
	Its:	PRESIDENT

TENANT:	LIONBRIDGE TECHNOLOGIES, INC. a Delaware corporation

	By:	/s/ JOSEPH FRANK 7/7/06
	Name:	JOSEPH FRANK
	Its:	TREASURER

	By:	/s/ STEVE LIFSHATZ 7/7/06
	Name:	STEVE LIFSHATZ
	Its:	CFO

EXHIBIT A

DIAGRAM OF THE PREMISES

Exhibit A – Pg. 1

EXHIBIT B

COMMENCEMENT DATE MEMORANDUM

LANDLORD:	BRITPHIL & CO. (US) LTD.

TENANT:	LIONBRIDGE TECHNOLOGIES, INC..

LEASE DATE:	July 7, 2006

PREMISES:	Located at 160 Pine Street, Suite 300 San Francisco, California

The Commencement Date of the Lease is hereby established as                     , 2006 and the Expiration Date is                     , 2011.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Commencement Date Memorandum effective as of                     , 2006.

LANDLORD:	BRITPHIL & CO. (US) LTD., a California corporation

By:
Name:
Its:

TENANT:	LIONBRIDGE TECHNOLOGIES, INC. a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

Exhibit B – Pg. 1

EXHIBIT C

FORM OF ESTOPPEL CERTIFICATE

                     (herein “Tenant”) hereby certifies to                      and its successors and assigns that Tenant leases from                      (“Landlord”) approximately                      square feet of space (the “Premises”) in                      pursuant to that certain Lease Agreement dated                     ,              by and between Landlord and Tenant, as amended by                      (collectively, the “Lease”), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby certifies to                     , that as of the date hereof:

1. The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.

2. Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same. Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor. Tenant is not entitled to any further payment or credit for tenant work.

3. The initial term of the lease commenced                     ,              and shall expire                     ,             . Tenant has the following rights to renew or extend the term of the Lease or to expand the Premises:

4. Tenant has not paid any rentals or other payments more than one (1) month in advance except as follows:                     .

5. Base Rent payable under the Lease is                      Dollars ($                    ). Base Rent and additional Rent have been paid through                     ,             . There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease.

6. There are no concessions, bonuses, free months’ rent, rebates or other matters affecting the rentals except as follows:                     .

7. No security or other deposit has been paid with respect to the Lease except as follows:                     .

8. Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of the Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rent except as follows:                     . Tenant is not in default under any of the terms and conditions of the lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default.

Exhibit C – Pg. 1

9. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises except as follows:                     .

10. Tenant has no rights of first refusal or options to purchase the property of which the Premises is a part.

11. The Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises.

Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises.

IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this              day of                     ,             .

TENANT:
a ____________________________________________

By:
Name:
Title:

Exhibit C – Pg. 2

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the Rules and Regulations set forth in this Exhibit D, as reasonably modified by Landlord from time to time in writing. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

1.	Signage. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without written notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2.	Window Coverings. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against glass partitions or doors or windows which may appear unsightly from the outside Premises. Any window coverings attached to or hung in or used in connection with any window or door of the Premises by Tenant shall be maintained at the sole cost and expense of Tenant in a manner consistent with other window coverings in comparable office buildings in the San Francisco Financial District.

3.	Access. Tenant shall have access to its Premises twenty-four (24) hours a day, three hundred sixty-five days a year. Tenant shall not loiter in or obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways shall be used only as a means of ingress and egress for the leased Premises, and Landlord shall in all cases retain the right to control and prevent access thereto to all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building, or in other restricted access areas within the Building. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the City of San Francisco. Tenant, its employees or agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises after the normal hours of business for the Building. Any tenant, its employees or agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building Register when so doing. Access to the Building may be refused unless the person seeking access has the proper identification or has previously arranged a pass for access to the Building. Landlord and its agents shall in no case be liable

Exhibit D – Pg. 1

for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4.	Building Directory. The directory of the Building will be provided exclusively for the display of the name and location of Tenants only, and Landlord reserves the right to exclude any other names therefrom.

5.	Janitorial Services. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6.	Keys. Landlord will furnish to Tenant free of charge with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.	Fixtures. Landlord reserves the right to approve both where and how telephonic wires, security alarms and similar equipment are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

8.	Freight Elevator. The freight elevator shall be available for use by all tenants in the Building without charge, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate, and no equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated and approved by Landlord.

9.	Loads. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, height and position of all equipment materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Tenant, stand on such platforms as are determined necessary by Landlord to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s

Exhibit D – Pg. 2

expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10.	Toxics. Tenant shall not use or keep in the Premises any kerosene, gasoline or flammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.

11.	Heating/Air. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord, unless Tenant has Landlord’s written approval for said alteration; provided, however, that Landlord hereby acknowledges its prior consent to Tenant’s use and operation of the Server Room HVAC Unit in accordance with the terms of the Lease. Landlord shall furnish heating and air conditioning during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday. In the event Tenant requires heating and air conditioning during off hours, Saturdays, Sundays, or holidays, Landlord on twelve (12) hours’ prior written notice from Tenant may provide such services at an hourly rate to be established by Landlord, from time to time.

12.	Natural Resource Use. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed.

13.	Building Name/Address. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14.	Secure Premises. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets, and all electric machines (coffee pots) before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15.	Vendors. Tenant shall not obtain for use on the Premises ice, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord. Tenant may obtain bottled water service provided by an independent vendor.

16.	Restrooms. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

Exhibit D – Pg. 3

17.	Retail Sales. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other good or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in such Tenant’s lease. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

18.	Building Exterior. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written approval. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19.	Maintenance of Walls/Carpet. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof except for nails and screws used for normal decorating purposes. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule. In all carpeted areas where desks and chairs are utilized, Landlord shall require Tenant, at Tenant’s sole cost, to place mats under each and every chair in order to protect said carpeting from unnecessary wear and tear.

20.	Vending Machines. Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

21.	Trash Storage. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

22.	Cooking. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind without prior written approval of Landlord, nor shall Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by the tenant of Underwriters’ Laboratory approved equipment inclusive of a microwave oven for heating food and equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

23.	Hand Trucks. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-

Exhibit D – Pg. 4

handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Tenant shall obey all Building rules and regulations covering the timing, procedures and restrictions for moving objects in and out of the Premises (i.e., Masonite over tile).

24.	Tenant Use of Building Name. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

25.	Life Safety. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency, including the attendance of required safety seminars and demonstrations.

26.	Theft. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage. All doors opening to public corridors shall be kept closed at all times.

27.	Notification. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

28.	Landlord Control. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any rules and regulations of the Building. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of Tenants, in such manner as is customary for comparable buildings in the City of San Francisco. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safely and security, for care and cleanliness of the building and for the preservation of good order therein. Tenant agrees to abide by all such rules and regulations hereinabove stated and any additional rules and regulations which are adopted.

29.	Lease Agreement. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

30.	Tenant Responsibility. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

Exhibit D – Pg. 5